SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 19, 2001

VAIL BANKS, INC.

(Exact name of Registrant as Specified in its Charter)

Colorado	000-25081	84-1250561
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization		Identification No.)

108 S. Frontage Road West
Suite 101
Vail, Colorado	81657
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (970) 476-2002

Not Applicable
(Former name or former address, if changed since last report)

ITEM 4.	CHANGE IN REGISTRANTS CERTIFYING ACCOUNTANTS

 On March 8, 2001 Vail Banks (the “Company”) informed KPMG LLP (“KPMG”) that it would request proposals from several accounting firms, including KPMG, for audit services for the years to end December 31, 2001, 2002 and 2003. On April 19, 2001, the Company received a letter from KPMG which stated that it would not submit a proposal for future audit services and that it was resigning as the Company’s independent auditors.

During the audit of the Company’s financial statements for the fiscal year ended December 31, 2000 it was determined that certain correspondent bank account transactions were not properly recorded during the third quarter of 1999. As a result, the Company took a charge of approximately $432,000, after tax (approximately $680,000 pretax), for the uncollectibility of these items and increased previously reported non-interest expense for the year ended December 31, 1999 by the same amount. In addition, it was determined that certain correspondent bank account transactions were not properly recorded in the fourth quarter of 2000, and as a result, management increased 2000 non-interest expense by approximately $88,000, after tax (approximately $139,000 pretax). The Company has corrected the internal controls that allowed those errors to remain previously undetected; however, KPMG has not performed any procedures after January 19, 2001 on the controls and therefore it cannot agree or disagree that the controls have been corrected.

In connection with the audits of the Company’s financial statements for each of the two (2) fiscal years ended December 31, 1999 and December 31, 2000, and in the subsequent interim period through April  19, 2001, the date of resignation, there were no disagreements with KPMG on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the matter in their report.

The above-described audit reports of KPMG on the Company’s financial statements for the past two (2) fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

KPMG has advised the Company and the Company’s Audit Committee that the unreconciled correspondent bank accounts in 1999 and 2000 are a matter which KPMG considers to be a reportable condition under standards established by the American Institute of Certified Public Accountants. The Company has authorized KPMG to respond fully to inquiries from the successor accountants with respect to such matter.

The Company has not yet engaged a principal accountant to audit the Company’s financial statements for 2001.
ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Exhibit 16 (a).     Letter from KPMG LLP, dated April 25, 2001 (incorporated herein by reference from the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 25, 2001).

Exhibit 16(b). Letter from KPMG LLP, dated May 8, 2001.

SIGNATURES

            Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VAIL BANKS, INC.

/s/ Peter G. Williston By: Peter G. Williston, Chief Financial Officer

May 8, 2001 Date